SIGA Pharmaceuticals
                        Computation of Per Share Earnings
                                                                      Exhibit 11


                                                                 September 30, 1997                         September 30, 1996
                                                    ---------------------------------------------   --------------------------------
                                                                     Days        Weighted Avg.         Days         Weighted Avg.
For the Quarter Ended                               Shares       Outstanding   Shares Outstanding   Outstanding   Shares Outstanding
---------------------                               ------       -----------   ------------------   -----------   ------------------
Shares to founders                                 2,079,170           90        2,079,170             90            2,079,170

Shares issued in March 1996 private
     placement                                     1,038,008           90        1,038,008             90            1,038,008


Shares issued in September 1996
     private placement                               250,004           90          250,004              5               13,888

Cheap stock consideration for shares
     issued in September 1996 private placement      100,004           --               --             90              100,004

Cheap stock consideration for stock options
     and warrants issued during 1996                 319,407           70          248,428             90              319,407

Dilutive effects of cheap stock                      174,222           20           38,716             20               39,383

Warrants issued in September 1997                      3,000           20              667             --                 --

Shares issued in initial
     public offering                               2,500,000           20          565,595             --                 --
                                                                                ----------                          ----------
Weighted average number of shares outstanding                                    4,210,545                           3,550,478
                                                                                ==========                          ==========
                                                                 September 30, 1997                         September 30, 1996
                                                    ---------------------------------------------   --------------------------------
                                                                     Days        Weighted Avg.         Days         Weighted Avg.
For the nine months                                 Shares       Outstanding   Shares Outstanding   Outstanding   Shares Outstanding
-------------------                                 ------       -----------   ------------------   -----------   ------------------
Shares to founders                                 2,079,170           271          2,079,170             271        2,079,170

Shares issued in March 1996 private
     placement                                     1,038,008           271          1,038,008             271          820,484


Shares issued in September 1996
     private placement                               250,004           271            250,004             271            4,596

Cheap stock consideration for shares
     issued in September 1996 private placement      100,004            --               --               272          100,004

Cheap stock consideration for stock options
     and warrants issued during 1996                 319,407           251            295,835             251          319,407

Dilutive effects of cheap stock                      174,222            20             12,858              --             --

Warrants issued in September 1997                      3,000            20                221              --             --

Shares issued in initial
     public offering                               2,500,000            20            184,502              --             --
                                                                                   ----------                       ----------

Weighted average number of shares outstanding                                       3,860,597                        3,323,661
                                                                                   ==========                       ==========
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